UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

_____________

LIFE PARTNERS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 751-7797

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 9, 2015, the Chapter 11 Trustee of Life Partners Holdings, Inc., H. Thomas Moran II (the “Trustee”), suspended all company activities related to the resale of positions, including the suspension of the re-sale market known as “LP Market.” LP Market served as a password-protected, limited access, web-based platform where investors in life settlement policies could place their positions for sale to a third party.

The Trustee continues to investigate the business and determine whether the LP Market may be reopened in the future. Should a determination be made to re-open the LP Market, the Trustee will make an announcement.

Life Partners Holdings, Inc. (“LPHI”) also updated its website, www.lphi.com, to include a link to the LPHI Trustee’s website at www.lphitrustee.com. The www.lphi.com website continues to provide access to all of LPHI’s historical Securities and Exchange Commission filings.

On April 17, 2015, the Trustee released the FAQ set forth on Exhibit 99.1, which is incorporated by reference herein.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 is hereby furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	LPHI Trustee Website FAQ

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: April 17, 2015	By:	/s/ Colette Pieper
Colette Pieper
President and Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
99.1	LPHI Trustee Website FAQ